Exhibit 10.3a

FORM OF

OPTION AGREEMENT

Between

The Estee Lauder Companies Inc.

And

[Name of Optionee]

and dated as of              ,

The within OPTION AGREEMENT dated as of              ,                        ,               (the “Grant Date”) provides for the granting of options by The Estee Lauder Companies Inc., a Delaware corporation (the “Company”), to [name of optionee], an employee of the Company (the “Employee”) to purchase shares of the Company’s Class A Common Stock, par value $.01 per share (the “Shares”), on the terms and subject to the conditions hereinafter provided.

The stock options to be granted pursuant hereto shall not be Incentive Stock Options as defined in Section 422A of the Internal Revenue Code of 1986, as amended.

1.                                       NUMBER OF SHARES.  The Company hereby awards to the Employee options to purchase           Shares (the “Stock Options”).

2.                                       EXERCISE PRICE.   For the Stock Options granted hereunder, the per-share exercise price shall be           United States dollars (US$          ), the price at which the shares last traded on the New York Stock Exchange on the Grant Date.

3.                                       PAYMENT OF EXERCISE PRICE. The Stock Option exercise price may be paid in cash, by the delivery of shares of Class A Common Stock of the Company then owned by the Employee, or by a combination of these methods.  Payment may also be made by delivering a properly executed  exercise  notice to the Company  together  with a copy of  irrevocable  instructions  to a broker to deliver  promptly to the Company the amount of sale or loan  proceeds to pay the exercise  price.  The Company may prescribe  any other  method of paying the exercise  price  that  it  determines  to be  consistent  with  applicable  law, including,  without  limitation,  in lieu of the  exercise of a Stock  Option by delivery of shares of Class A Common  Stock of the  Company  then  owned by the Executive,  providing  the Company with a notarized  statement  attesting to the number of shares owned, where upon verification by the Company,  the Company may issue to the  Employee only the  number  of  incremental  shares  to which the Executive is entitled upon exercise of the Stock Options.  In determining which methods the Employee may utilize to pay the exercise price, the Company may consider such factors as it determines are appropriate.

4.                                       EXERCISE PERIOD.  Stock Options granted hereunder shall be exercisable as set forth below:

shall be exercisable as of January 1,

shall be exercisable as of January 1,

shall be exercisable as of January 1,

Subject to the last sentence of this Paragraph 4, no Stock Option awarded hereunder shall be exercisable later than ten years after the date it is awarded.  The Stock Option awarded hereunder shall not be transferable otherwise then by will or the laws of descent and distribution, and shall be exercisable during the Employee’s lifetime only by the Employee.  In the event of the Employee’s death, each Stock Option awarded but unexercised as of the date of death shall become immediately exercisable, and may be exercised for a period commencing as of the day after the date of death and continuing for one year thereafter.

5.                                       POST-EMPLOYMENT EXERCISES. The exercise of any Stock Option after termination of the Employee’s employment with the Company shall be subject to satisfaction of the conditions precedent that the Employee  neither (i)  competes  with,  or takes other  employment  with or renders  services to a competitor of, the Company,  its subsidiaries or affiliates  without the written consent  of the  Company,  nor  (ii)  conducts himself  in a  manner  adversely affecting the Company.

6.                                       ADJUSTMENT PROVISIONS; CHANGE IN CONTROL.

(a)                                  If  there  shall  be any  change  in the  Class A Common  Stock of the Company,  through  merger,  consolidation,  reorganization, recapitalization,  stock dividend,  stock split,  reverse stock split, split up, spinoff,  combination of shares,  exchange of shares,  dividend in kind or other like  change in capital  structure  or  distribution  (other  than  normal  cash dividends) to all holders of Class A Common Stock of the Company,  an adjustment shall be made to each outstanding  Stock Option such that each such Stock Option shall thereafter be exercisable for such securities,  cash and/or other property as would have been  received in respect of the Class A Common  Stock subject to such Stock Option had it been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such  change  shall  occur.  In  addition,  in the  event of any such  change or distribution,  in order to prevent  dilution or enlargement  of the  Executive’s rights  hereunder,  the Company will have  authority to adjust,  in an equitable manner,  the number and kind of shares  that may be issued  with  respect to any Stock Option  hereunder,  the number and kind of shares  subject to  outstanding Stock Options,  the exercise price applicable to outstanding Stock Options, and the Market Value of the Class A Common  Stock and other  value  determinations applicable to outstanding  Stock Options.  Appropriate adjustments may also be made by the Company in the terms of any Stock Options to reflect such changes or distributions and to modify any other terms of outstanding Stock Options on an equitable basis. In addition,  the Company is authorized to make adjustments to the  terms and  conditions  of Stock  Options,  in  recognition  of  unusual  or nonrecurring  events  affecting the Company or the  financial  statements of the Company,  or  in  response  to  changes  in  applicable  laws,  regulations,  or accounting principles.

(b)                                 Notwithstanding any other provision hereunder, if there is a “Change in Control” (as hereinafter defined) of the Company, all then outstanding Stock Options shall immediately become exercisable. For purposes of this Section 6(b), a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(i)                                     A change in control of the direction and administration of the Company’s business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

(ii)                                  During any period of two (2) consecutive  years, the  individuals  who at the beginning of such period  constitute  the Company’s Board of Directors or any  individuals  who would be “Continuing  Directors” (as hereinafter  defined)  cease for any  reason to  constitute  at least a majority thereof; or

(iii)                               The Company’s Class A Common Stock shall cease to be publicly traded; or

(iv)                              The Company’s Board of Directors shall approve a sale  of all  or  substantially  all of the  assets  of the  Company,  and  such transaction shall have been consummated; or

(v)                                 The Company’s Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 6(b)(ii) or (b)(iii) above, and such transaction shall have been consummated.

Notwithstanding  the  foregoing,  (A) changes in the relative beneficial  ownership  among members of the Lauder family and  family-controlled entities  shall  not,  by  themselves,  constitute  a Change in  Control  of the Company,  (B) any  spin-off  of a division or  subsidiary  of the Company to its stockholders  and (C) any event listed in clauses (i) through (v) above that the Board of  Directors  determines  not to be a Change in Control  of the  Company, shall not constitute a Change in Control of the Company.

For purposes of this Section 6(b), “Continuing Directors” shall mean (x) the directors of the Company in office on the date that shares of the Company’s Class A Common Stock are first offered for sale to the public and (y) any successor to any such director and any additional director who after such date was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.

The Company, in its discretion,  may determine that, upon the occurrence of a Change in Control of the Company,  each Stock Option outstanding hereunder shall terminate  within a specified number of days after notice to the Executive,  and the Executive shall receive,  with  respect  to each share of Class A Common  Stock  subject to such Stock  Option,  an amount equal to the excess of the Market Value of such shares of Common Stock  immediately  prior to the  occurrence of such Change in Control over the  exercise  price  per share of such  Stock  Option;  such  amount to be payable in cash, in one or more kinds of property  (including  the property,  if any, payable in the transaction) or in a combination thereof, as the Company, in its  discretion,  shall  determine.  The  provisions  contained in the preceding sentence shall be inapplicable to any Stock Option awarded  hereunder within six (6) months  before the  occurrence  of a Change in Control if the  Executive  is subject to the reporting  requirements  of Section 16(c) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to the Executive.

7.                                       WITHHOLDING.  All payments or distributions of Stock Options  made  hereunder  shall be net of any  amounts  required  to be withheld pursuant to applicable  Federal,  state and local tax withholding  requirements.  The Company may require the  Executive  to remit to it an amount  sufficient  to satisfy  such  tax  withholding  requirements  prior  to  the  delivery  of  any certificates  for such Class A Common Stock.  The Company may, in its discretion and subject to such rules as it may adopt  (including  any as may be required to satisfy  applicable  tax and/or  non-tax  regulatory  requirements),  permit the Executive  to pay all or a portion of the federal,  state and local  withholding taxes  arising  in  connection  with any Stock  Option by  electing  to have the Company  withhold  shares of Class A Common Stock having a Market Value equal to the amount of tax to be  withheld,  such tax  calculated  at rates  required  by statute or regulation.

8.                                       TENURE.  The Executive’s right to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his award hereunder.

9.                                       INVESTMENT REPRESENTATION AND RELATED MATTERS.  The Executive hereby represents that Stock Options awarded hereunder are being acquired for investment purposes and not for sale or with a view to distribution thereof. The Executive hereby acknowledges that as of the date hereof there does not exist a Registration  Statement on an appropriate  form under the Securities Act and applicable  state securities laws that has become effective and includes a  prospectus  which is current  with  respect to shares of Class A Common Stock subject  to  Stock  Options  awarded  hereunder.   Accordingly,   the  Executive acknowledges  and agrees that any subsequent  offer for sale or sale of any such shares  of  Class  A  Common  Stock  shall  be  made  either  pursuant  to (i) a Registration  Statement on appropriate  form under the Securities Act and, where applicable,  state  securities  laws,  which  Registration  Statement shall have become  effective  and shall be  current  with  respect to the shares of Class A Common  Stock being  offered  and sold,  or (ii) a specific  exemption  from the registration  requirements  of the Securities Act and any applicable  securities laws, but in claiming such exemption,  the Executive  shall,  prior to any offer for sale or sale of such shares,  obtain a favorable written opinion of counsel, in form  and  substance  satisfactory  to  counsel  for the  Company,  as to the applicability of such exemption.

The  Executive  agrees that the  Company  shall have the authority to endorse  upon the  certificate  or  certificates  representing  the Shares acquired  hereunder such legends referring to the foregoing  restrictions and any other applicable restrictions, as it may deem appropriate.

10.                                 NOTICES. Any notice required or permitted under this Option  Agreement  shall  be  deemed  to have  been  duly  given  if  delivered, telecopied or mailed, certified or registered mail, return receipt requested to the  Employee at such address as the Company shall maintain for the Employee or its personnel records.

11.                                 FAILURE TO ENFORCE NOT A WAIVER.  The failure of the Company to enforce at any time any provision of this agreement shall in no manner be construed to be a waiver of such provision or of any other provision hereof.

12.                                 GOVERNING LAW.  This Option Agreement shall be governed by and construed according to the laws of the State of New York, applicable to agreements made and performed in that state.

13.                                 PARTIAL INVALIDITY.  The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

IN WITNESS WHEREOF, the Company has executed this Option Agreement in duplicate on the date and year first above written.

THE ESTEE LAUDER COMPANIES INC.

By:

Name:

Title:

The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Option Agreement.

[Name]